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                                                                   Exhibit 10(g)


                         (ON MERRILL LYNCH LETTERHEAD)



August 8, 1995



Ms. Phyllis Knight
Green Tree Financial Corporation
500 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102

RE:  Master Repurchase Agreements (the "Master Repurchase
     Agreements") between Merrill Lynch Mortgage Capital Inc.
     ("MLMCI") and Green Tree Financial Corporation and its affiliates/subsidiaries ("Green Tree")

Dear Phyllis:

This letter will confirm that, effective May 15, 1995, the Corporate Credit Department of Merrill Lynch & Co., Inc. approved an increase in the aggregate maximum repurchase price that may be outstanding at any one time under the Master Repurchase Agreements to $500,000,000 for transactions involving manufactured housing contracts, dealer floorplan loans and such other receivables as may be acceptable to MLMCI.

Of course, because MLMCI and Green Tree enter into transactions on an uncommitted basis, the pricing rates, margin requirements and other applicable terms for all transactions are subject to the agreement of the parties. If I can be of any further assistance to you, please do not hesitate to contact me.

Sincerely,


William W. Carpenter

cc:  Mr. James B. Cason
     Mr. Louis V. Molinari



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